SECOND AMENDMENT TO THE
ETF CUSTODY AGREEMENT
THIS SECOND AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the ETF Custody Agreement dated as of November 6, 2025, as amended (the “Agreement”), is entered into by and between YORKVILLE AMERICA INVESTMENT TRUST (f/k/a Truth Social Funds), a Ohio statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to reflect the new name of the Trust as Yorkville America Investment Trust; and

WHEREAS, the parties desire to add the following funds to Exhibit A of the Agreement:
•Truth Social America First ETF
•Yorkville America Bitcoin and Ether Dynamic Index ETF
•Yorkville America Cronos Yield Maximizer ETF
WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, the Agreement is hereby amended to change all references to the name of the Trust to “Yorkville America Investment Trust.”
2.As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.
YORKVILLE AMERICA INVESTMENT     U.S. BANK NATIONAL ASSOCIATION
TRUST

By:/s/ David Bogaert_________________        By:/s/ Elizabeth Scalf____________________
Name:    David Bogaert                    Name: Elizabeth Scalf
Title: President                    Title: Senior Vice President
Date:6/8/2026                        Date:6/9/2026

EXHIBIT A
Custody Agreement

Separate Series of Yorkville America Investment Trust

Name of Series
Truth Social American Security & Defense ETF
Truth Social American Next Frontiers ETF
Truth Social American Icons ETF
Truth Social American Energy Security ETF
Truth Social American Red State REITs ETF
Truth Social God Bless America ETF
Truth Social America First ETF
Yorkville America Bitcoin and Ether Dynamic Index ETF
Yorkville America Cronos Yield Maximizer ETF

    2